THE
BANK OF
NEW
YORK

101 Barclay Street, 12E               Page Number:                             1
New York, NY  10286                   Payment Date:                      8/25/96
Attn: Douglas Badaszweski, MBS Unit   Accrual Period:       7/31/96 thru 8/24/96
(212) 815-2793


                                        GREENWICH CAPITAL ACCEPTANCE, INC.
                               Mortgage Pass-Through Certificates, Series 1996-CHL1
                                        Countrywide Home Loans, as Servicer


  Class Information                                  Current Payment Information
                             Beg.           Pass      Principal     Interest       Total           End        Principal
    Type        Name     Certificate/    Thru Rate    Dist. Amt.   Dist. Amt.      Dist.       Certificate/     Dist.
                        Notional Bal.                                                         Notional Bal.
   Senior        A       187,965,310.34   5.818750%  2,470,967.21  789,911.16   3,260,878.37  185,494,343.13  13.1458683
 Subordinate    B-IO     187,965,310.34   3.165104%          0.00        0.00           0.00  186,111,643.26    .0000000
  Residual       R                 0.00   0.000000%           n/a        0.00           0.00            0.00    .0000000

   Totals        -       187,965,310.34      -       2,470,967.21  789,911.16   3,260,878.37  185,494,343.13  13.1458683





  Class Information    Factors per $1,000
                           Interest         Ending
    Type        Name        Dist.         Cert. Bal.
   Senior        A            4.2024305    986.8541317
 Subordinate    B-IO           .0000000    990.1382490
  Residual       R             .0000000       .0000000

   Totals        -            4.2024305  1,976.9923808




 Class Information           Original Certificate Information            Losses and Unpaid Amounts
                                                                        Carry Forward     Interest        Unpaid
Class Code    Name      Cert. Bal.    Pass Thru         Cusips             Amount        Shortfalls      Interest
                                                                                                        Shortfalls
                A     187,965,310.34   5.818750%            396782ES9             0.00          0.00            0.00
              B-IO    187,965,310.34   3.165104%                  n/a              n/a          0.00            0.00
                R               0.00   0.000000%                  n/a              n/a           n/a             n/a

  Totals           -  187,965,310.34           -                    -                -             -               -

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E              Page Number:                             2
New York, NY  10286                  Payment Date:                      8/25/96
Attn: Douglas Badaszweski, MBS Unit  Accrual Period:       7/31/96 thru 8/24/96
(212) 815-2793


                             GREENWICH CAPITAL ACCEPTANCE, INC.
                       Mortgage Pass-Through Certificates, Series 1996-CHL1
                             Countrywide Home Loans, as Servicer



P&S Ref.
Sec. 4.05                             ENDING COLLATERAL INFORMATION

                  Aggregate stated principal balance       187,965,310.34
                  Loan count                                         1758
                  Weighted average remaining term                  356.00
                  Weighted average coupon rate                  9.483854%





P&S Ref.
Sec. 4.05                                    FEES & ADVANCES

                  Master servicer fees                             0.00

                  Advances  (this period)                          0.00
                  Recoveries (this period)                         0.00
                  Outstanding advances                             0.00





P&S Ref.
Sec. 4.05                                   OTHER INFORMATION

                  Available funds                              3,339,197.25
                  Insured payments                                     0.00
                  Aggregate prepayments                        1,753,751.40
                  Required subordination amount                5,638,959.31
                  Subordination deficit                                0.00
                  Class B-IO optimal interest dist. amount       495,774.76
                  Subordination increase amount                  617,300.13

THE
BANK OF
NEW
YORK

101 Barclay Street, 12E              Page Number:                             3
New York, NY  10286                  Payment Date:                      8/25/96
Attn: Douglas Badaszweski, MBS Unit  Accrual Period:       7/31/96 thru 8/24/96
(212) 815-2793


                         GREENWICH CAPITAL ACCEPTANCE, INC.
                  Mortgage Pass-Through Certificates, Series 1996-CHL1
                         Countrywide Home Loans, as Servicer



P&S Ref.
Sec. 4.05               DELINQUENCY INFORMATION (as of the Due Date)

               Period                   Loan Count       Ending Stated Balance
               31-60 days                   29                    3,334,752.58
               61-90 days                    5                      553,226.89
               91+ days                      1                       66,500.00
               In foreclosure                4                      416,518.40

               Totals                       39                    4,370,997.87





P&S Ref.
Sec. 4.05                 REO INFORMATION

               REO Date                 Loan Number      Ending Stated Balance
                                             -                            0.00
                                             -                            0.00
                                             -                            0.00
                                             -                            0.00
               Totals                        0                            0.00





P&S Ref.
Sec. 4.05                        Liquidated Loan Information

               Loan Number       Stated Principal Balance        Realized Loss
                     -                     0.00                           0.00
                     -                     0.00                           0.00
                     -                     0.00                           0.00
                     -                     0.00                           0.00

               Totals                         0                           0.00